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                                                                    EXHIBIT 23.1




                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------

We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated November 6, 1995 appearing on page F-2 of SunAmerica Inc.'s Annual Report on Form 10-K for the year ended September 30, 1995. We also consent to the incorporation by reference of our report on the Financial Statement Schedules, which appears on page S-2 of such Annual Report on Form 10-K. We also consent to the reference to us under the heading "Experts".

/s/ Price Waterhouse LLP

PRICE WATERHOUSE LLP
Los Angeles, California
June 4, 1996